Exhibit 99.1

Press Release

Triad Guaranty Inc. Announces Filing of Form 15 with the SEC to Deregister Shares and Change in Principal Business Address

WINSTON-SALEM, N.C., January 28, 2013 -- Triad Guaranty Inc. (the "Company") (OTCQB: TGIC) today will file a Form 15 with the U.S. Securities and Exchange Commission to voluntarily deregister its common stock under the Securities Exchange Act of 1934.

The Company is eligible to deregister its common stock because it had fewer than 300 holders of record of its common stock at the beginning of its current fiscal year.  Upon the filing of the Form 15, the Company's obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be automatically suspended. Other filing requirements will terminate upon the effective date of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

The Company's Board of Directors believes that the anticipated accounting, legal and administrative cost savings from deregistration substantially outweigh any benefits of continued registration and are in the best interests of both the Company and the holders of its common stock.  As previously reported by the Company on December 11, 2012, the Company's mortgage insurer subsidiary, Triad Guaranty Insurance Corporation ("TGIC"), has been placed into rehabilitation, whereby the Illinois Department of Insurance has been vested with possession and control over all of TGIC's assets and operations, and the Company no longer has any oversight or authority over TGIC and its business affairs.  As a result, the Company has no significant operating activities and limited remaining cash and other assets on hand.  Going forward, the Company expects to explore various strategic alternatives, and in the absence of an acceptable option, anticipates seeking to dissolve the corporation either through Chapter 11, Chapter 7 or otherwise.

The Company expects that its common stock will continue to be quoted on the OTC Pink tier operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities, following its deregistration, so long as market makers demonstrate an interest in trading in the Company's common stock.  However, there is no assurance that trading in the Company's common stock will continue on the OTC Pink tier or on any other securities exchange or quotation medium.  Following deregistration, the Company does not expect to publish periodic financial information or furnish such information to its stockholders except as may be required by applicable laws.

Additionally, the Company announced that, effective immediately, the Company's principal business office has moved.  The Company's new principal business address is:

Triad Guaranty Inc.
P.O. Box 100503
Birmingham, Alabama 35210

For more information, Company stockholders may access the Company's new website, www.triadguarantyinc.com, which is expected to be functioning by February 1, 2013.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments.  These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us.  Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: our ability to continue as a going concern and various other factors described under "Risk Factors" and in the "Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995" in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE:  Triad Guaranty Inc.
CONTACT:  William T. Ratliff, III, Phone: (205) 951-4012

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